UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 30, 2021

MID PENN BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-13677	25-1666413
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

349 Union Street Millersburg, Pennsylvania	1.866.642.7736	17061
(Address of Principal Executive Offices)	( Registrant’s telephone number, including area code)	(Zip Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value per share	MPB	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b) )
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4( c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

MID PENN BANCORP, INC.

FORM 8-K

Item 2.01Other Events.

On November 30, 2021, Mid Penn Bancorp, Inc. (“Mid Penn”), the holding company for Mid Penn Bank, completed its acquisition of Riverview Financial Corporation (“Riverview”), the holding company for Riverview Bank, through the merger of Riverview with and into Mid Penn (the “Merger”). The Merger was completed in accordance with the terms and conditions of the Agreement and Plan of Merger dated June 30, 2021 between Mid Penn and Riverview (the “Merger Agreement”), and the first amendment thereto dated August 26, 2021 (the “First Amendment”). A copy of the press release announcing completion of the Merger is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Pursuant to the terms of the Merger Agreement, each share of Riverview common stock issued and outstanding as of November 30, 2021 was converted into the right to receive 0.4833 shares of Mid Penn common stock. Cash will be paid to Riverview shareholders in lieu of any fractional shares. As a result of the Merger, Mid Penn issued approximately 4,520,279 shares of Mid Penn common stock.

In connection with the Merger, the parties have caused Riverview Bank to merge with and into Mid Penn Bank, with Mid Penn Bank as the surviving institution.

The foregoing summary of the Merger Agreement is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement and the First Amendment thereto, which were attached as Exhibits 2.1 to Mid Penn’s Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 30, 2021 and August 27, 2021, respectively, and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the Merger, effective November 30, 2021, the Mid Penn assumed Riverview’s obligations as required by the indentures and certain related agreements with respect to Riverview’s outstanding trust preferred securities (the “Trust Preferred Securities”), in an aggregate principal amount of $9.279 million, as well as $25.0 million in aggregate principal amount of 5.75% fixed-to-floating rate subordinated notes due 2030 that were issued by Riverview on October 6, 2020.

The supplemental indentures pursuant to which Mid Penn assumed the Trust Preferred Securities, as well as the original indentures pursuant to which the Trust Preferred Securities were issued, have not been filed herewith pursuant to Item 601(b)(4)(v) of Regulation S-K under the Securities Act.  Mid Penn agrees to furnish a copy of such indentures to the Commission upon request.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 30, 2021, and in accordance with the Merger Agreement, Maureen G. Gathagan and Howard R. Greenawalt have been appointed to serve as directors of Mid Penn. Mrs. Gathagan and Mr. Greenawalt were formerly directors of Riverview and Riverview Bank, and each is independent as determined in accordance with The Nasdaq Stock Market LLC’s corporate governance listing standards.

Set forth below are the names, ages and certain other biographical information with regard to the new directors, as well as the class to which each has been appointed.

Maureen G. Gathagan, 47, Owner of Gathagan Investment Co., LP

(Class B – Term Expiring 2024)

Mrs. Gathagan is a veteran business professional with more than 20 years of diverse management experience in various industries, including pharmacy, retail grocery store and fast food. She earned a Bachelor of Arts degree in Applied Psychology from Indiana University of Pennsylvania and a Master of Science degree in Industrial & Organization Psychology from the University of Baltimore. Mrs. Gathagan’s qualifications include her active involvement and participation in numerous local non-profit and charitable organizations and her position as a Board member of Clearfield Educational Foundation.

Howard R. Greenawalt, 68, Retired CPA

(Class A - Term Expiring 2023)

Mr. Greenawalt is a certified public accountant and a former owner and officer of Greenawalt & Company, P.C., a public accounting firm located in Mechanicsburg and Carlisle, Pennsylvania. He retired as an officer and owner of the firm on January 1, 2012 but continued as an employee of the firm until his retirement on December 31, 2018. He attended the University of North Carolina, Chapel Hill and received a Bachelor of Science degree in accounting from Elizabethtown College. He was a Certified Business Manager, a Certified Financial Services Auditor and a Chartered Bank Auditor prior to his retirement. Mr. Greenawalt has extensive audit, accounting and tax experience, and brings broad financial proficiency and leadership skills as a managing officer of a local company.

As of the date of this filing, committee appointments have not yet been finalized.

In accordance with Mid Penn’s outside director fee schedule for 2021, Mrs. Gathagan and Mr. Greenawalt will each be entitled to receive an annual retainer in the amount of $50,000 for their service as a director.

Additionally, and subject to applicable eligibility requirements, the new directors are eligible to participate in Mid Penn’s Restricted Stock Plan, Director Deferred Fee Plan and Director Retirement Plan, the terms of which are described under the heading “Compensation of the Board” and “Compensation Discussion and Analysis – Restricted Stock Plan” beginning on pages 15 and 21, respectively, of Mid Penn’s Definitive Proxy Statement on Schedule 14A filed with the SEC on March 25, 2021. That summary is incorporated herein by reference. Directors may also participate in Mid Penn’s Director Stock Purchase Plan, the terms of which are described in Mid Penn’s Current Report on Form 8-K, filed with the SEC on May 31, 2017, and incorporated herein by reference.

Item 8.01Other Events.

Effective November 30, 2021, and in accordance with the Merger Agreement, Paula M. Cherry, Albert J. Evans and Joseph D. Kerwin have been appointed to serve as directors of Mid Penn Bank.  Each of these individuals was formerly a director of Riverview and Riverview Bank.

Item 9.01Financial Statements and Exhibits.

(a)Financial Statements of Business Acquired.

The financial information required by this Item 9.01(a) of Form 8-K will be filed by an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K was required to be filed.

(b)Pro Form Financial Information.

The financial information required by this Item 9.01(b) of Form 8-K will be filed by an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K was required to be filed.

(d)Exhibits

Exhibit No.

2.1

Agreement and Plan of Merger, dated as of June 30, 2021, by and between Riverview Financial Corporation and Mid Penn Bancorp, Inc. (Incorporated by reference to Exhibit 2.1 to Registrant’s Current Report on Form 8-K (File No. 001-13677) filed with the SEC on June 30, 2021).

2.2

First Amendment to Agreement and Plan of Merger by and between Riverview Financial Corporation and Mid Penn Bancorp, Inc. dated August 26, 2021 (Incorporated by reference to Exhibit 2.1 to Registrant’s Current Report on Form 8-K (File No. 001-13677) filed with the SEC on August 27, 2021).

99.1	Press Release issued December 1, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID PENN BANCORP, INC. (Registrant)

Date: December 1, 2021	By:	/s/ Rory G. Ritrievi
Rory G. Ritrievi
President and Chief Executive Officer